 EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Media Contacts:	AirTran Airways:
January 27, 2010		Christopher White (Media)
678.254.7442

Jason Bewley (Investor Relations)
407.318.5188

AirTran Holdings, Inc. Reports Record Net Income of $134.7 Million for 2009
- Low Cost Carrier Profitable all Four Quarters of 2009 –
- Record Load Factor and Income for 2009 -

ORLANDO, Fla., (January 27, 2010) -- AirTran Holdings, Inc., (NYSE: AAI), the parent company of AirTran Airways, Inc., today reported net income of $134.7 million or $0.95 per diluted share for the full-year 2009 and net income of $17.1 million or $0.11 per diluted share for the fourth quarter of 2009. These results represent an all-time record for annual net income with an improvement of over $400 million as compared to last year. Operating income was $177.0 million and is also a record for the Company.

“Both our operating and financial numbers clearly illustrate the hard work and dedication of each of our 8,500 Crew Members,” said Bob Fornaro, AirTran Airways’ chairman, president and chief executive officer. “Posting these results during one of the most trying economic times in decades also shows that customers are very attracted to our unique combination of high-quality, low-cost service.”

Excluding $7.1 million of unrealized gains on the Company's future fuel hedge portfolio recorded during the quarter, the economic net income for the fourth quarter was $10.1 million or $0.07 per diluted share. In addition, the annual net income results include $34.7 million of unrealized gains on the Company's future fuel hedge portfolio, $3 million of gains on asset dispositions, and $3.3 million of gains on extinguishment of debt, net of tax. Excluding these items, the economic net income for 2009 was $93.6 million or $0.67 per diluted share.

Network Diversification:
The Company continued to diversify its coast-to-coast network and has increased its traffic to record levels in the Milwaukee and Orlando markets. AirTran Airways now offers flights to more cities from Orlando than any other airline and serves 18 of the top 20 markets from Milwaukee. This continued network diversification has paved the way for successful expansion into the Caribbean from Atlanta, Baltimore, and Orlando.

“Further diversifying our network strengthens our Company and allows us to maximize revenue opportunities,” said Kevin Healy, AirTran Airways’ senior vice president, marketing and planning. “Expanding our presence in key markets like Baltimore, Milwaukee, and Orlando has been very successful and has allowed us to bring more of our award-winning service to these markets and surrounding communities. We have established a strong platform for future growth.”

Network diversification highlights for 2009 and to date include:

·	Added service to the Caribbean with the following new destinations: Cancun, Mexico; Montego Bay, Jamaica; Nassau, Bahamas; and Aruba.
·	Initiated domestic service to seven new cities: Allentown, Pa.; Asheville, N.C.; Atlantic City, N.J.; Branson, Mo.; Charleston, W.Va.; Key West, Fla.; and Knoxville, Tenn.
·
Added over 30 new routes, including nine from Atlanta, eight from Milwaukee, five from Baltimore, and 12 from AirTran’s hometown of Orlando bringing the total number of destinations served nonstop from Orlando to 43.

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AirTran Reports Record Income of $134.7 million for 2009
Add One

·	Announced new domestic service to Lexington, Ky.; Des Moines, Iowa; and Omaha, Neb. to begin in 2010.
·	Established a marketing partnership with SkyWest Airlines to support AirTran’s Milwaukee hub.

Cost and Financial Performance
In 2009, AirTran Airways continued to lead the industry with the lowest non-fuel operating cost per mile among major airlines on a stage-length adjusted basis. AirTran has been able to maintain this advantage by operating North America’s newest all-Boeing fleet, high asset utilization, and driving efficiencies from all levels of the operation.

“Maintaining our cost advantage is critical to the sustained success of AirTran Airways,” said Arne Haak, AirTran Airways’ senior vice president of finance, treasurer and chief financial officer. “Our cost structure is fundamental to the value we provide our customers in quality service and affordable fares. We remain focused on managing costs, improving our balance sheet and positioning ourselves to compete successfully in a difficult marketplace.”

During 2009, AirTran Airways significantly strengthened its liquidity and cash position through a number of transactions including extending and enhancing a $175 million credit facility and completing over $165 million in equity and debt financing.

Cost and financial performance highlights for 2009 to date include:

·	Annual non-fuel cost per available seat mile (CASM), adjusted of 6.39 cents - lowest among major airlines when adjusted for stage length.
·	Full-time equivalent (FTE) positions per aircraft were 56.8 at year-end.
·	Ended the year with $543 million in unrestricted cash.
·	Received improvements in credit rating and outlook from major credit rating agencies.
·	Annual fuel expense decreased $516 million compared to 2008.
·	Hedged 40 percent of 2010 fuel requirements with benefits beginning at $60 per barrel.

Other AirTran Airways Highlights:
Other highlights of AirTran Airways' accomplishments in 2009 and to date include:

·
Awarded the prestigious Market Leadership Award from the leading industry publication, Air Transport World, for AirTran’s innovative combination of low-cost, high-quality service and response to the global financial crisis.

·
Ranked #1 among all low-cost carriers for the second consecutive year in the Airline Quality Rating (http://www.aqr.aero). This is the fifth consecutive year AirTran Airways ranked third or higher for quality among all U.S. carriers in this prestigious rating.

·	Successfully ratified collective bargaining agreement with Teamsters Local 528 which represents mechanics and related crew members.
·	Completed installation of Gogo Inflight Internet on all 138 AirTran Airways aircraft, becoming the first and only major airline to be 100 percent Wi-Fi equipped.
·	Launched special livery aircraft in partnership with the Atlanta Falcons, Baltimore Ravens, Indianapolis Colts and Orlando Magic.
·	Entered into a multi-year partnership with the Orlando Magic to become “Champions of the Community” sponsors while signing all-star center Dwight Howard.
·	Partnered with the Milwaukee Brewers to establish the AirTran Airways Landing Zone at Miller Park and by signing Milwaukee Brewers slugger Ryan Braun.
·	Signed Baltimore Ravens tackle and inspiration for the box office hit The Blind Side, Michael Oher, to a multi-year endorsement deal.
·	Signed multi-year agreement to be a Presenting Sponsor of Marquette University Athletics and a Premier Corporate Partner of Marquette University.

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AirTran Reports Record Income of $134.7 million for 2009
Add Two

AirTran Holdings, Inc. will conduct a conference call to discuss the year-end and quarter's results today at 9:30 a.m. Eastern Standard Time. A live broadcast of the conference call will be available via the Internet in the investor relations section at http://www.airtran.com.

AirTran Airways, a subsidiary of AirTran Holdings, Inc. (NYSE: AAI) and a Fortune 1000 company, has been ranked the number one low cost carrier in the Airline Quality Rating study for the past two years. AirTran is the only major airline with Gogo Inflight Internet on every flight and offers coast-to-coast service on North America’s newest all-Boeing fleet. Its low-cost, high-quality product also includes assigned seating, Business Class and complimentary XM Satellite Radio on every flight. To book a flight, visit http://www.airtran.com.

Editor's note: Statements regarding the Company's operational and financial success, business model, expectation about future success, improved operational performance and our ability to maintain or improve our low costs are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company's ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2008. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.

# # #
         AirTran Airways
                           Christopher White (Media)
678.254.7442

Jason Bewley (Investor Relations)
407.318.5188

AirTran Holdings, Inc.
Consolidated Statements of Operations
(In thousands, except per share data and statistical summary)
(Unaudited)

	Three Months Ended December 31,				Percent
	2009		2008		Change
Operating Revenues:
Passenger	$536,458		$553,230		(3.0)
Other	61,974		36,185		71.3
Total operating revenues	598,432		589,415		1.5
Operating Expenses:
Aircraft fuel	195,827		194,487		0.7
Salaries, wages and benefits	124,739		112,420		11.0
Aircraft rent	60,615		60,440		0.3
Maintenance, materials and repairs	52,968		38,555		37.4
Distribution	24,148		23,319		3.6
Landing fees and other rents	36,034		32,748		10.0
Aircraft insurance and security services	5,289		5,246		0.8
Marketing and advertising	7,150		9,361		(23.6)
Depreciation and amortization	14,751		15,491		(4.8)
(Gain) loss on disposition of assets	109		(4,218)		—
Other operating	50,698		48,147		5.3
Total operating expenses	572,328		535,996		6.8
Operating Income	26,104		53,419		(51.1)
Other (Income) Expense:
Interest income	(490)		1,693		—
Interest expense	22,899		22,144		3.4
Capitalized interest	(448)		(679)		(34.0)
Net (gains) losses on derivative financial instruments	(12,680)		147,686		—
Other (income) expense, net	9,281		170,844		(94.6)
Income (Loss) Before Income Taxes	16,823		(117,425)		—
Income tax expense (benefit)	(268)		4,169		—
Net Income (Loss)	$17,091		$(121,594)		—
Income (Loss) per Common Share
Basic	$0.13		$(1.03)		—
Diluted	$0.11		$(1.03)		—
Weighted-average Shares Outstanding
Basic	133,909		118,034		13.4
Diluted	168,602		118,034		42.8
Operating margin	4.4	percent	9.1	percent	(4.7	) pts.
Net margin	2.9	percent	(20.6	) percent	23.5	pts.
Net margin, adjusted*	1.7	percent	(21.7	) percent	23.4	pts.

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	Three Months Ended December 31,				Percent
	2009		2008		Change
Fourth Quarter Statistical Summary:
Revenue passengers	5,911,553		5,754,446		2.7
Revenue passenger miles (000s)	4,511,080		4,218,819		6.9
Available seat miles (000s)	5,795,856		5,359,177		8.1
Passenger load factor	77.8	percent	78.7	percent	(0.9	) pts.
Departures	63,118		61,142		3.2
Average stage length (miles)	733		700		4.7
Average fare	$90.75		$96.14		(5.6)
Average yield per RPM	11.89	cents	13.11	cents	(9.3)
Passenger revenue per ASM	9.26	cents	10.32	cents	(10.3)
Total revenue per ASM	10.33	cents	11.00	cents	(6.1)
Operating cost per ASM	9.87	cents	10.00	cents	(1.3)
Operating cost per ASM, adjusted*	9.87	cents	10.08	cents	(2.1)
Non-fuel operating cost per ASM	6.50	cents	6.37	cents	2.0
Non-fuel operating cost per ASM, adjusted*	6.49	cents	6.45	cents	0.6
Average cost of aircraft fuel per gallon	$2.15		$2.32		(7.3)
Average economic cost of aircraft fuel per gallon	$2.09		$4.10		(49.0)
Gallons of fuel burned (000s)	90,951		84,000		8.3
Operating aircraft in fleet at end of period	138		136		1.5
Average daily aircraft utilization (hours)	10.8		10.4		3.8
Full-time equivalent employees at end of period	7,844		7,489		4.7

*
Statistical calculations for 2009 and 2008, on an adjusted basis, exclude gains and losses as detailed in the attached
Reconciliation of GAAP Financial Information to Non-GAAP Financial Information. During the fourth quarter 2009, we recorded a $2.4 million reduction in advertising expense to correct overstatements of advertising expense recognized in prior periods. Our fourth quarter 2008 financial data has been restated to reflect the required retrospective application of our adoption of Accounting Standards Codification (ASC) 470-20, "Debt with Conversion and Other Options - Cash
Conversion." The restatement resulted in a $1.4 million decrease and $3.2 million increase to operating income and net loss, respectively, for the three months ended December 31, 2008.

AirTran Holdings, Inc.
Consolidated Statements of Operations
(In thousands, except per share data and statistical summary)
(Unaudited)

	Twelve Months Ended December 31,				Percent
	2009		2008		Change
Operating Revenues:
Passenger	$2,088,965		$2,413,609		(13.5)
Other	252,477		138,869		81.8
Total operating revenues	2,341,442		2,552,478		(8.3)
Operating Expenses:
Aircraft fuel	678,835		1,194,938		(43.2)
Salaries, wages and benefits	488,366		474,889		2.8
Aircraft rent	242,236		242,674		(0.2)
Maintenance, materials and repairs	198,852		163,350		21.7
Distribution	94,688		100,400		(5.7)
Landing fees and other rents	144,756		137,738		5.1
Aircraft insurance and security services	21,045		21,556		(2.4)
Marketing and advertising	38,097		40,475		(5.9)
Depreciation and amortization	56,871		59,049		(3.7)
Gain on disposition of assets	(2,964)		(20,015)		(85.2)
Impairment of goodwill	—		8,350		—
Other operating	203,650		204,895		(0.6)
Total operating expenses	2,164,432		2,628,299		(17.6)
Operating Income (Loss)	177,010		(75,821)		—
Other (Income) Expense:
Interest income	(5,702)		(3,679)		55.0
Interest expense	83,967		85,479		(1.8)
Capitalized interest	(1,692)		(7,707)		(78.0)
Gain on extinguishment of debt	(4,278)		—		—
Net (gains) losses on derivative financial instruments	(30,624)		150,836		—
Other (income) expense, net	41,671		224,929		(81.5)
Income (Loss) Before Income Taxes	135,339		(300,750)		—
Income tax expense (benefit)	677		(34,416)		—
Net Income (Loss)	$134,662		$(266,334)		—
Income (Loss) per Common Share
Basic	$1.09		$(2.44)		—
Diluted	$0.95		$(2.44)		—
Weighted-average Shares Outstanding
Basic	123,624		109,153		13.3
Diluted	146,891		109,153		34.6
Operating margin	7.6	percent	(3.0	) percent	10.6	pts.
Net margin	5.8	percent	(10.4	) percent	16.2	pts.
Net margin, adjusted*	4.0	percent	(9.9	) percent	13.9	pts.

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	Twelve Months Ended December 31,				Percent
	2009		2008		Change
Twelve Month Statistical Summary:
Revenue passengers	23,997,810		24,619,120		(2.5)
Revenue passenger miles (000s)	18,588,036		18,955,843		(1.9)
Available seat miles (000s)	23,294,117		23,809,190		(2.2)
Passenger load factor	79.8	percent	79.6	percent	0.2	pts.
Departures	251,694		260,120		(3.2)
Average stage length (miles)	738		728		1.4
Average fare	$87.05		$98.04		(11.2)
Average yield per RPM	11.24	cents	12.73	cents	(11.7)
Passenger revenue per ASM	8.97	cents	10.14	cents	(11.5)
Total revenue per ASM	10.05	cents	10.72	cents	(6.3)
Operating cost per ASM	9.29	cents	11.04	cents	(15.9)
Operating cost per ASM, adjusted*	9.30	cents	11.09	cents	(16.1)
Non-fuel operating cost per ASM	6.38	cents	6.02	cents	6.0
Non-fuel operating cost per ASM, adjusted*	6.39	cents	6.07	cents	5.3
Average cost of aircraft fuel per gallon	$1.87		$3.25		(42.5)
Average economic cost of aircraft fuel per gallon	$1.88		$3.60		(47.8)
Gallons of fuel burned (000s)	363,215		367,169		(1.1)
Operating aircraft in fleet at end of period	138		136		1.5
Average daily aircraft utilization (hours)	11.0		11.0		—
Full-time equivalent employees at end of period	7,844		7,489		4.7

*
Statistical calculations for 2009 and 2008, on an adjusted basis, exclude gains and losses as detailed in the attached
Reconciliation of GAAP Financial Information to Non-GAAP Financial Information. During the fourth quarter 2009, we recorded a $2.4 million reduction in advertising expense to correct overstatements of advertising expense recognized in prior periods. Our 2008 financial data has been restated to reflect the required retrospective application of our adoption of Accounting Standards Codification (ASC) 470-20, "Debt with Conversion and Other Options - Cash Conversion."
The restatement resulted in a $3.8 million increase and $7.5 million decrease to operating loss and net loss, respectively, for the twelve months ended December 31, 2008.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

Three and Twelve Months Ended December 31, 2009 and 2008

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). Within our press release, we make reference to certain non-GAAP financial measures including economic net income and adjusted net margin. Our disclosures may also exclude special or non-recurring items that we believe should be taken into consideration to more accurately measure and monitor our operating performance. Our disclosure of non-fuel operating cost per available seat mile (non-fuel CASM) is consistent with financial measures reported by other airlines and analysts. We believe that non-fuel CASM and non-fuel CASM, adjusted, provide a useful understanding of our operations. Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond our control. Our press release also contains information regarding the components of GAAP fuel expense and net gains and losses on derivative financial instruments. These amounts have been included as supplemental information.

We disclose both the average fuel cost per gallon and the average economic fuel cost per gallon. Average fuel cost per gallon is based on fuel expense as measured by GAAP and includes realized gains and losses on fuel related derivatives instruments, which are accounted for as hedges. Average economic fuel cost per gallon includes realized gains and losses on all fuel related derivative instruments, including those which were not accounted for as hedges, but does not include unrealized gains and losses recognized under GAAP.

We consider our fuel derivative contracts an important tool in managing costs related to jet fuel purchases. We believe it is important to assess our financial performances by including the effect of the net cash settlements and excluding the mark-to-market adjustments for our unrealized gains and losses recorded in the income statement for contracts settling in future periods.

We believe that these measures represent important internal measures of performance. Accordingly, where these non-GAAP measures are provided, it is done so that investors have the same financial data that management uses in evaluating performance with the belief that it will assist the investment community in assessing our underlying performance on a year-over-year and a quarter-over-quarter basis. However, because these measures are not determined in accordance with accounting principles generally accepted in the United States, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, the aforementioned measures as presented may not be directly comparable to similarly titled measures presented by other companies. The non-GAAP measures are presented as supplemental information and not as alternatives to any GAAP measurements.

Dollars in thousands, unless otherwise noted	Three months ended December 31,			Twelve Months ended December 31,
	2009	2008		2009	2008
The following table calculates net margin, adjusted:
Net income (loss)	$17,091	$(121,594)		$134,662	$(266,334)
Gain on extinguishment of debt, net of taxes	—	—		(3,333)	—
Unrealized (gains) losses on derivative financial instruments, net of taxes	(7,082)	(2,010)		(34,746)	24,531
(Gain) loss on disposition of assets, net of taxes	109	(4,218)		(2,964)	(20,015)
Impairment of goodwill	—	—		—	8,350
Net income (loss), adjusted	$10,118	$(127,822)		$93,619	$(253,468)
Total operating revenues	$598,432	$589,415		$2,341,442	$2,552,478
Net margin, adjusted	1.7%	(21.7	) %	4.0%	(9.9	) %
The following table calculates operating cost per ASM, adjusted:
Total operating expenses	$572,328	$535,996		$2,164,432	$2,628,299
(Gain) loss on disposition of assets	(109)	4,218		2,964	20,015
Impairment of goodwill	—	—		—	(8,350)
Operating expenses, adjusted	$572,219	$540,214		$2,167,396	$2,639,964
ASMs (000)	5,795,856	5,359,177		23,294,117	23,809,190
Operating cost per ASM (cents), adjusted	9.87	10.08		9.30	11.09

Dollars in thousands, unless otherwise noted	Three months ended December 31,		Twelve Months ended December 31,
	2009	2008	2009	2008
The following table calculates non-fuel operating cost per ASM and non-fuel operating cost per ASM, adjusted:
Total operating expenses	$572,328	$535,996	$2,164,432	$2,628,299
Aircraft fuel	(195,827)	(194,487)	(678,835)	(1,194,938)
Non-fuel operating costs	$376,501	$341,509	$1,485,597	$1,433,361
ASMs (000)	5,795,856	5,359,177	23,294,117	23,809,190
Non-fuel operating cost per ASM (cents)	6.50	6.37	6.38	6.02

Total operating expenses	$572,328	$535,996	$2,164,432	$2,628,299
Aircraft fuel	(195,827)	(194,487)	(678,835)	(1,194,938)
(Gain) loss on disposition of assets	(109)	4,218	2,964	20,015
Impairment of goodwill	—	—	—	(8,350)
Non-fuel operating cost, adjusted	$376,392	$345,727	$1,488,561	$1,445,026
ASMs (000)	5,795,856	5,359,177	23,294,117	23,809,190
Non-fuel operating cost per ASM (cents), adjusted	6.49	6.45	6.39	6.07
The following table provides detail of certain components of aircraft fuel expense and calculates average economic cost of aircraft fuel per gallon:
Aircraft fuel expense	$195,827	$194,487	$678,835	$1,194,938
Realized losses on derivatives related to 2009 contracts terminated, recorded in net (gains) losses on derivative financial instruments	—	109,370	—	109,370
Realized (gains) losses on derivatives that do not qualify for hedge accounting, recorded in net (gains) losses on derivative financial instruments	(5,596)	40,327	4,122	16,936
Economic fuel expense	$190,231	$344,184	$682,957	$1,321,244
Gallons of fuel burned (000s)	90,951	84,000	363,215	367,169
Economic cost of aircraft fuel per gallon	$2.09	$4.10	$1.88	$3.60
The following table calculates diluted earnings (loss) per share, adjusted for the three and twelve months ended December 31, 2009 and 2008:
Net income (loss)	$17,091	$(121,594)	$134,662	$(266,334)
Gain on extinguishment of debt, net of taxes	—	—	(3,333)	—
Unrealized (gains) losses on derivative financial instruments, net of taxes	(7,082)	(2,010)	(34,746)	24,531
(Gain) loss on disposition of assets, net of taxes	109	(4,218)	(2,964)	(20,015)
Impairment of goodwill	—	—	—	8,350
Net income (loss), adjusted	$10,118	$(127,822)	$93,619	$(253,468)
Plus income effect of assumed interest on convertible debt	956	—	5,121	—
Income (loss) after assumed conversion, diluted	$11,074	$(127,822)	$98,740	$(253,468)
Adjusted weighted-average shares outstanding, diluted	152,402	118,034	146,891	109,153
Diluted earnings (loss) per share (dollars), adjusted	$0.07	$(1.08)	$0.67	$(2.32)

COMPANY ESTIMATES/FORWARD LOOKING STATEMENTS

The following table contains our year-over-year capacity projections for 2010:

Period	Forecasted ASMs
Q1 2010	Up approximately 7% - 8%
Q2 2010	Up approximately 4% - 4 1/2%
Q3 2010	Up approximately 2%
Q4 2010	Up approximately 2%
2010	Up approximately 3% - 4%

The following table contains our year-over-year projections for Q1 2010 total unit revenues, non-fuel operating unit costs, and average cost per gallon of fuel, all-in and 2010 non-fuel operating unit costs:

Projection
Total unit revenue per ASM in Q1	Up 2 1/2% to 3 1/2%
Non-fuel unit operating cost per ASM in Q1	Up 2 1/2% to 3%
Non-fuel unit operating cost per ASM 2010	Up 3% to 4%
Average cost per gallon of fuel, all-in Q1	$2.25 to $2.30

The following table contains our percentage of fuel hedged for 2010:

Period	% of Fuel Hedged
Q1 2010	46%
Q2 2010	40%
Q3 2010	37%
Q4 2010	39%
2010	40%

As of December 31, 2009, we had aggregate unrestricted cash, cash equivalents, and short-term investments of $544.3 million, and $52.4 million of restricted cash. During October 2009, we completed a public offering of $115.0 million in 5.25% convertible senior notes due in 2016 and a public offering of 11.3 million shares of our common stock at a price of $5.08 per share. The net proceeds from the two offerings aggregated approximately $166.3 million.

Contact:  Christopher White (Media), +1-678.254.7442; or Jason Bewley (Investor Relations), +1-407.318.5188, both of AirTran Airways